Exhibit 24.6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, That I

Christie Raymond

hereby constitute and appoint Lisa M. Barton and Robert J. Durian, and each of them individually, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign my name as a director of Wisconsin Power and Light Company (the “Company”) to the Registration Statement on Form S-3, any amendments (including post-effective amendments) or supplements thereto and any additional registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating to the offering from time to time by the Company of debt securities, shares of common stock, warrants, stock purchase contracts and stock purchase units (collectively, the “Securities”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission in connection with the registration of the above-referenced Securities under the Securities Act of 1933, as amended.

I hereby ratify and confirm all that said attorneys-in-fact and agents, or any substitute, or each of them, have done or shall lawfully do by virtue of this Power of Attorney.

WITNESS my hand this 17th day of September, 2025.

/s/ Christie Raymond
Christie Raymond